                                                                       EXHIBIT 1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                                  AMBANC CORP.

                                       AND

                           UNION PLANTERS CORPORATION


                           DATED AS OF MARCH 31, 1998




                                                 TABLE OF CONTENTS


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
         ARTICLE 1 -- TRANSACTIONS AND TERMS OF MERGER..........................................................   1

                  1.1  MERGER...................................................................................   1
                  1.2  TIME AND PLACE OF CLOSING................................................................   2
                  1.3  EFFECTIVE TIME...........................................................................   2
                  1.4  EXECUTION OF STOCK OPTION AGREEMENT......................................................   2

         ARTICLE 2 -- TERMS OF MERGER...........................................................................   2

                  2.1  CHARTER..................................................................................   2
                  2.2  BYLAWS...................................................................................   2
                  2.3  DIRECTORS AND OFFICERS...................................................................   2

         ARTICLE 3 -- MANNER OF CONVERTING SHARES...............................................................   3

                  3.1  CONVERSION OF SHARES.....................................................................   3
                  3.2  ANTI-DILUTION PROVISIONS.................................................................   3
                  3.3  SHARES HELD BY AMBANC OR UPC.............................................................   3
                  3.4  FRACTIONAL SHARES........................................................................   3
                  3.5  CONVERSION OF STOCK RIGHTS...............................................................   4

         ARTICLE 4 -- EXCHANGE OF SHARES........................................................................   5

                  4.1  EXCHANGE PROCEDURES......................................................................   5
                  4.2  RIGHTS OF FORMER AMBANC STOCKHOLDERS.....................................................   5

         ARTICLE 5 -- RESENTATIONS AND WARRANTIES OF AMBANC.....................................................   6

                  5.1  ORGANIZATION, STANDING, AND POWER........................................................   6
                  5.2  AUTHORITY; NO BREACH BY AGREEMENT........................................................   6
                  5.3  CAPITAL STOCK............................................................................   7
                  5.4  AMBANC SUBSIDIARIES......................................................................   8
                  5.5  SEC FILINGS; FINANCIAL STATEMENTS........................................................   8
                  5.6  ABSENCE OF UNDISCLOSED LIABILITIES.......................................................   9
                  5.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.....................................................   9
                  5.8  TAX MATTERS..............................................................................   9
                  5.9  ASSETS...................................................................................  10
                  5.10  ENVIRONMENTAL MATTERS...................................................................  11
                  5.11  COMPLIANCE WITH LAWS....................................................................  11
                  5.12  LABOR RELATIONS.........................................................................  12
                  5.13  EMPLOYEE BENEFIT PLANS..................................................................  12
                  5.14  MATERIAL CONTRACTS......................................................................  15
                  5.15  LEGAL PROCEEDINGS.......................................................................  15
                  5.16  REPORTS.................................................................................  15




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
                  5.17  STATEMENTS TRUE AND CORRECT............................................................. 16
                  5.18  ACCOUNTING, TAX, AND REGULATORY MATTERS................................................. 16
                  5.19  STATE TAKEOVER LAWS..................................................................... 16
                  5.20  CHARTER PROVISIONS...................................................................... 16
                  5.21  RIGHTS AGREEMENT........................................................................ 17
                  5.22  DERIVATIVES............................................................................. 17
                  5.23  YEAR 2000............................................................................... 17

         ARTICLE 6 -- REPRESENTATIONS AND WARRANTIES OF UPC..................................................... 17

                  6.1  ORGANIZATION, STANDING, AND POWER........................................................ 17
                  6.2  AUTHORITY; NO BREACH BY AGREEMENT........................................................ 17
                  6.3  CAPITAL STOCK............................................................................ 18
                  6.4  UPC SUBSIDIARIES......................................................................... 18
                  6.5  SEC FILINGS; FINANCIAL STATEMENTS........................................................ 19
                  6.6  ABSENCE OF UNDISCLOSED LIABILITIES....................................................... 20
                  6.7  ABSENCE OF CERTAIN CHANGES OR EVENTS..................................................... 20
                  6.8  TAX MATTERS.............................................................................. 20
                  6.9  ASSETS................................................................................... 21
                  6.10  ENVIRONMENTAL MATTERS................................................................... 21
                  6.11  COMPLIANCE WITH LAWS.................................................................... 22
                  6.12  LABOR RELATIONS......................................................................... 23
                  6.13  LEGAL PROCEEDINGS....................................................................... 23
                  6.14  REPORTS................................................................................. 23
                  6.15  STATEMENTS TRUE AND CORRECT............................................................. 23
                  6.16  ACCOUNTING, TAX, AND REGULATORY MATTERS................................................. 24
                  6.17  EMPLOYEE BENEFIT PLANS.................................................................. 24
                  6.18  DERIVATIVES............................................................................. 24
                  6.19  YEAR 2000............................................................................... 24

         ARTICLE 7 -- CONDUCT OF BUSINESS PENDING CONSUMMATION.................................................. 25

                  7.1  AFFIRMATIVE COVENANTS OF BOTH PARTIES.................................................... 25
                  7.2  NEGATIVE COVENANTS OF AMBANC............................................................. 25
                  7.3  ADVERSE CHANGES IN CONDITION............................................................. 27
                  7.4  REPORTS.................................................................................. 27

         ARTICLE 8 -- ADDITIONAL AGREEMENTS..................................................................... 28

                  8.1  REGISTRATION STATEMENT; PROXY STATEMENT; STOCKHOLDER
                  APPROVALS..................................................................................... 28
                  8.2  EXCHANGE LISTING......................................................................... 28
                  8.3  APPLICATIONS............................................................................. 28
                  8.4  FILINGS WITH STATE OFFICES............................................................... 28
                  8.5  AGREEMENT AS TO EFFORTS TO CONSUMMATE.................................................... 28
                  8.6  INVESTIGATION AND CONFIDENTIALITY........................................................ 29
                  8.7  PRESS RELEASES........................................................................... 29
                  8.8  CERTAIN ACTIONS.......................................................................... 30



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                  8.9  ACCOUNTING AND TAX TREATMENT............................................................. 30
                  8.10  STATE TAKEOVER LAWS..................................................................... 30
                  8.11  CHARTER PROVISIONS...................................................................... 30
                  8.12  AGREEMENT OF AFFILIATES................................................................. 30
                  8.13  EMPLOYEE BENEFITS AND CONTRACTS......................................................... 31
                  8.14  INDEMNIFICATION......................................................................... 32
                  8.15  CERTAIN MODIFICATIONS................................................................... 33

         ARTICLE 9 -- CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE......................................... 33

                  9.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY.................................................. 33
                  9.2  CONDITIONS TO OBLIGATIONS OF UPC......................................................... 35
                  9.3  CONDITIONS TO OBLIGATIONS OF AMBANC...................................................... 36

         ARTICLE 10 -- TERMINATION.............................................................................. 37

                  10.1  TERMINATION............................................................................. 37
                  10.2  EFFECT OF TERMINATION................................................................... 40
                  10.3  NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS........................................... 40

         ARTICLE 11 -- MISCELLANEOUS............................................................................ 40

                  11.1  DEFINITIONS............................................................................. 40
                  11.2  EXPENSES................................................................................ 48
                  11.3  BROKERS AND FINDERS..................................................................... 48
                  11.4  ENTIRE AGREEMENT........................................................................ 48
                  11.5  AMENDMENTS.............................................................................. 48
                  11.6  WAIVERS................................................................................. 49
                  11.7  ASSIGNMENT.............................................................................. 49
                  11.8  NOTICES................................................................................. 49
                  11.9  GOVERNING LAW........................................................................... 50
                  11.10  COUNTERPARTS........................................................................... 50
                  11.11  CAPTIONS............................................................................... 50
                  11.12  INTERPRETATIONS........................................................................ 51
                  11.13  ENFORCEMENT OF AGREEMENT............................................................... 51
                  11.14  SEVERABILITY........................................................................... 51


                                LIST OF EXHIBITS




Exhibit 1         Stock Option Agreement

Exhibit 2         Plan of Merger

Exhibit 3         Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


                  THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of March 31, 1998, by and between AMBANC CORP. ("Ambanc"), a corporation organized and existing under the Laws of the State of Indiana, with its principal office located in Vincennes, Indiana; and UNION PLANTERS CORPORATION ("UPC"), a corporation organized and existing under the Laws of the State of Tennessee, with its principal office located in Memphis, Tennessee.


                                    PREAMBLE

                  The Boards of Directors of Ambanc and UPC are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of Ambanc by UPC pursuant to the merger (the "Merger") of Ambanc with and into Union Planters Holding Corporation ("UPHC"), a wholly-owned subsidiary of UPC organized under the Laws of the State of Tennessee. At the effective time of the Merger, the outstanding shares of the common stock of Ambanc shall be converted into shares of the common stock of UPC (except as provided herein). As a result, stockholders of Ambanc shall become stockholders of UPC, and UPHC shall continue to conduct the business and operations of Ambanc as a wholly-owned subsidiary of UPC. The transactions described in this Agreement are subject to the approvals of the stockholders of Ambanc, the Board of Governors of the Federal Reserve System, and certain state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger
(i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes shall qualify for treatment as a pooling of interests.

                  Immediately after the execution and delivery of this Agreement, as a condition and inducement to UPC's willingness to enter into this Agreement, Ambanc and UPC are entering into a stock option agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 1, pursuant to which Ambanc is granting to UPC an option to purchase shares of Ambanc Common Stock.

                  Certain terms used in this Agreement are defined in Section
11.1 of this Agreement.


                  NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:


                                    ARTICLE 1

                        TRANSACTIONS AND TERMS OF MERGER

         1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Ambanc shall be merged with and into UPHC in accordance with the provisions of IC 23-1-

40-7 of the IBCL and with the effect provided in IC 23-1-40-6 of the IBCL and in accordance with the provisions of Section 48-21-109 of the TBCA and with the effect provided in Section 48-21-108 of the TBCA (the "Merger"). UPHC shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the Board of Directors of Ambanc and has been or will be adopted by the Board of Directors of UPC, and the Plan of Merger, in substantially the form of Exhibit 2, which has been approved and adopted by the Board of Directors of Ambanc and will be approved and adopted by the Board of Directors of UPHC prior to the Effective Time.

         1.2 TIME AND PLACE OF CLOSING. The consummation of the Merger (the "Closing") shall take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their duly authorized officers, may mutually agree. The place of Closing shall be at such location as may be mutually agreed upon by the Parties.

         1.3 EFFECTIVE TIME. The Merger and the other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger shall become effective with the Secretary of State of the State of Indiana and the Secretary of State of the State of Tennessee (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the 15th business day (as designated by UPC) following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger and (ii) the date on which the stockholders of Ambanc approve the matters relating to this Agreement required to be approved by such stockholders by applicable Law.

         1.4 EXECUTION OF STOCK OPTION AGREEMENT. Immediately after the execution of this Agreement and as a condition hereto, Ambanc is executing and delivering to UPC the Stock Option Agreement.


                                    ARTICLE 2

                                 TERMS OF MERGER

         2.1 CHARTER. The Charter of UPHC in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

         2.2 BYLAWS. The Bylaws of UPHC in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

         2.3 DIRECTORS AND OFFICERS. The directors of UPHC in office immediately prior to the Effective Time, together with such additional individuals thereafter elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the

Bylaws of the Surviving Corporation. The officers of UPHC in office immediately prior to the Effective Time, together with such additional individuals thereafter elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                    ARTICLE 3

                           MANNER OF CONVERTING SHARES

         3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of UPC or Ambanc, or the stockholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

                  (a) Each share of UPC Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) Each share of UPHC Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (c) Each share of Ambanc Common Stock excluding shares held by any Ambanc Company or any UPC Company (in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall be converted into 0.4841 of a share of UPC Common Stock (subject to possible adjustment as set forth in Section 10.1(g) of this Agreement, the "Exchange Ratio"). Pursuant to the UPC Rights Agreement, each share of UPC Common Stock issued in connection with the Merger upon conversion of Ambanc Common Stock shall be accompanied by a UPC Right.

         3.2 ANTI-DILUTION PROVISIONS. In the event Ambanc changes the number of shares of Ambanc Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock, the Exchange Ratio shall be proportionately adjusted. In the event UPC changes the number of shares of UPC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3 SHARES HELD BY AMBANC OR UPC. Each of the shares of Ambanc Common Stock issued but not outstanding or held by any Ambanc Company or by any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Ambanc Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of UPC Common Stock (after taking



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



into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the market value of one share of UPC Common Stock at the Effective Time. The market value of one share of UPC Common Stock at the Effective Time shall be the last sale price of UPC Common Stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by UPC) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

         3.5  CONVERSION OF STOCK RIGHTS.

                  (a) At the Effective Time, each award, option, or other right to purchase or acquire shares of Ambanc Common Stock pursuant to stock options, stock appreciation rights, or stock awards ("Ambanc Rights") granted by Ambanc under the Ambanc Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to UPC Common Stock, and UPC shall assume each Ambanc Right, in accordance with the terms of the Ambanc Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) UPC and its Salary and Benefits Committee shall be substituted for Ambanc and the Committee of Ambanc's Board of Directors (including, if applicable, the entire Board of Directors of Ambanc) administering such Ambanc Stock Plan, (ii) each Ambanc Right assumed by UPC may be exercised solely for shares of UPC Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of UPC Common Stock subject to such Ambanc Right shall be equal to the number of shares of Ambanc Common Stock subject to such Ambanc Right immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding down to the nearest whole share, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Ambanc Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Ambanc Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5, each Ambanc Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. UPC agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

                  (b) As soon as reasonably practicable after the Effective Time, UPC shall deliver to the participants in each Ambanc Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Ambanc Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and UPC shall comply with the terms of each Ambanc Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Ambanc Stock Plan, that Ambanc Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, UPC shall take all corporate action necessary to reserve for issuance sufficient shares of UPC Common Stock for delivery upon exercise of Ambanc Rights assumed by it in accordance with this Section 3.5. As soon as reasonably practicable after the Effective Time, UPC shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of UPC Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, UPC shall administer the Ambanc Stock Plan assumed pursuant to this
Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act.

                  (c) All restrictions or limitations on transfer with respect to Ambanc Common Stock awarded under the Ambanc Stock Plans or any other plan, program, or arrangement of any Ambanc Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of UPC Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.


                                    ARTICLE 4

                               EXCHANGE OF SHARES

         4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, UPC and Ambanc shall cause the exchange agent selected by UPC (the "Exchange Agent") to mail to the former stockholders of Ambanc appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Ambanc Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Ambanc Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of Ambanc Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of UPC Common Stock to which such holder may be otherwise entitled (without interest). UPC shall not be obligated to deliver the consideration to which any former holder of Ambanc Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Ambanc Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Ambanc Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Ambanc Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 RIGHTS OF FORMER AMBANC STOCKHOLDERS. At the Effective Time, the stock transfer books of Ambanc shall be closed as to holders of Ambanc Capital Stock immediately prior to the Effective Time and no transfer of Ambanc Capital Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of

Ambanc Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Ambanc in respect of such shares of Ambanc Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of Ambanc shall be entitled to vote after the Effective Time at any meeting of UPC stockholders the number of whole shares of UPC Common Stock into which their respective shares of Ambanc Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Ambanc Common Stock for certificates representing UPC Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of UPC Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Ambanc Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Ambanc Common Stock certificate, both the UPC Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                    ARTICLE 5

                      RESENTATIONS AND WARRANTIES OF AMBANC

                  Except as set forth in the Ambanc Disclosure Memorandum referencing a specific section of this Agreement, Ambanc hereby represents and warrants to UPC as follows:

         5.1 ORGANIZATION, STANDING, AND POWER. Ambanc is a corporation duly organized and validly existing under the Laws of the State of Indiana, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets. Ambanc is duly qualified or licensed to transact business as a foreign corporation in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

         5.2  AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) Ambanc has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Ambanc, subject to the approval of this Agreement and the Plan of Merger by holders of a majority of the issued and outstanding shares of Ambanc Common Stock, voting together as one class, as required by Law, which is the only stockholder vote required for approval of this Agreement and the Plan of Merger and consummation of the Merger by Ambanc. Subject to such requisite stockholder approval, this Agreement and the Plan of Merger represent legal, valid, and binding obligations of Ambanc, enforceable against Ambanc in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement and the Plan of Merger by Ambanc, nor the consummation by Ambanc of the transactions contemplated hereby or thereby, nor compliance by Ambanc with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of Ambanc's Articles of Incorporation or Bylaws or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Ambanc Company under, any Contract or Permit of any Ambanc Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Ambanc Company or any of their respective Material Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Ambanc of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

                  (d) Holders of shares of Ambanc Common Stock do not have the right to dissent from the Merger under Chapter 44 of the IBCL.

         5.3  CAPITAL STOCK.

                  (a) The authorized capital stock of Ambanc consists, as of the date of this Agreement, of (i) 10,000,000 shares of Ambanc Common Stock, of which 6,998,741 shares were issued and outstanding, and 684 shares were held by Ambanc in treasury, as of March 31, 1998 and not more than 7,018,426 shares will be issued and outstanding, and not more than 684 shares will be held by Ambanc in treasury, at the Effective Time, and (ii) 200,000 shares of Ambanc Preferred Stock, of which no shares are issued and outstanding as of the date of this Agreement and no shares will be issued and outstanding as of the Effective Time. All of the



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



issued and outstanding shares of Ambanc Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable under the IBCL. None of the outstanding shares of Ambanc Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of Ambanc.

                  (b) Except (i) as set forth in Section 5.3(a) of this Agreement, (ii) with respect to 19,685 shares of Ambanc Common Stock subject to outstanding options under the Ambanc Stock Plans, and (iii) as provided pursuant to the Stock Option Agreement, there are no shares of capital stock or other equity securities of Ambanc outstanding and no outstanding Rights relating to the capital stock of Ambanc.

         5.4 AMBANC SUBSIDIARIES. Ambanc has disclosed in Section 5.4 of the Ambanc Disclosure Memorandum all of the Ambanc Subsidiaries. Ambanc or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Ambanc Subsidiary. No equity securities of any Ambanc Subsidiary are or may become required to be issued (other than to another Ambanc Company) by reason of any Rights, and there are no Contracts by which any Ambanc Subsidiary is bound to issue (other than to another Ambanc Company) additional shares of its capital stock or Rights or by which any Ambanc Company is or may be bound to transfer any shares of the capital stock of any Ambanc Subsidiary (other than to another Ambanc Company). There are no Contracts relating to the rights of any Ambanc Company to vote or to dispose of any shares of the capital stock of any Ambanc Subsidiary. All of the shares of capital stock of each Ambanc Subsidiary held by an Ambanc Company are duly authorized, validly issued, and fully paid and, except as provided in statutes pursuant to which depository institution Subsidiaries are organized, nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Ambanc Company free and clear of any Lien. Each Ambanc Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to national banking associations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Ambanc Subsidiary is duly qualified or licensed to transact business as a foreign corporation in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc. Each Ambanc Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

         5.5  SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Ambanc has filed and made available to UPC all forms, reports, and documents required to be filed by Ambanc with the SEC since December 31, 1993 (collectively, the "Ambanc SEC Reports"). The Ambanc SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Ambanc SEC Reports or necessary in order to make the statements in such Ambanc SEC Reports, in light of the circumstances under which they were made, not misleading. None of Ambanc's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

                  (b) Each of the Ambanc Financial Statements (including, in each case, any related notes) contained in the Ambanc SEC Reports, including any Ambanc SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Ambanc and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

         5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Ambanc Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Ambanc as of December 31, 1997, included in the Ambanc Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to December 31, 1997. No Ambanc Company has incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

         5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, except as disclosed in the Ambanc Financial Statements, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc and
(ii) the Ambanc Companies have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

         5.8  TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of any of the Ambanc Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and, to the Knowledge of Ambanc, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Ambanc, except to the extent reserved against in the Ambanc Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                  (b) None of the Ambanc Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) Adequate provision for any Taxes due or to become due for any of the Ambanc Companies for the period or periods through and including the date of the respective Ambanc Financial Statements has been made and is reflected on such Ambanc Financial Statements.

                  (d) Each of the Ambanc Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

                  (e) None of the Ambanc Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                  (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Ambanc Companies.

                  (g) No Ambanc Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

         5.9 ASSETS. The Ambanc Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets, except where the failure to have such good and marketable title is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc. All tangible properties used in the businesses of the Ambanc Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Ambanc's past practices. All Assets which are Material to Ambanc's business on a consolidated basis, held under leases or subleases by any of the Ambanc Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Ambanc Companies currently maintain insurance in amounts, scope, and coverage reasonably necessary for their operations. None of the Ambanc Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. The Assets of the Ambanc Companies include all Assets required to operate the business of the Ambanc Companies as presently conducted.

         5.10  ENVIRONMENTAL MATTERS.

                  (a) To the Knowledge of Ambanc, each Ambanc Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except those violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

                  (b) There is no Litigation pending or, to the Knowledge of Ambanc, threatened before any court, governmental agency, or authority, or other forum in which any Ambanc Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any Ambanc Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

                  (c) There is no Litigation pending, or to the Knowledge of Ambanc, threatened before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or Ambanc in respect of such Loan Property) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

                  (d) To the Knowledge of Ambanc, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

                  (e) To the Knowledge of Ambanc, during the period of (i) any Ambanc Company's ownership or operation of any of their respective current properties, (ii) any Ambanc Company's participation in the management of any Participation Facility, or (iii) any Ambanc Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc. To the Knowledge of Ambanc, prior to the period of (i) any Ambanc Company's ownership or operation of any of their respective current properties, (ii) any Ambanc Company's participation in the management of any Participation Facility, or (iii) any Ambanc Company's holding of a security interest in a Loan Property, to the Knowledge of Ambanc, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

         5.11 COMPLIANCE WITH LAWS. Ambanc is duly registered as a bank holding company under the BHC Act. Each Ambanc Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc. None of the Ambanc Companies:

                  (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc; and

                  (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Ambanc Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc,
(ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc, or (iii) requiring any Ambanc Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         5.12 LABOR RELATIONS. No Ambanc Company is the subject of any Litigation asserting that it or any other Ambanc Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other Ambanc Company to bargain with any labor organization as to wages or conditions of employment, nor is any Ambanc Company a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any Ambanc Company, pending or, to the Knowledge of Ambanc, threatened, or to the Knowledge of Ambanc, is there any activity involving any Ambanc Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.13  EMPLOYEE BENEFIT PLANS.

                  (a) Ambanc has disclosed to UPC in writing prior to the execution of the Agreement and in Section 5.13 of the Ambanc Disclosure Memorandum, and has delivered or made available to UPC prior to the execution of this Agreement correct and complete copies in each case of, all Material Ambanc Benefits Plans. For purposes of this Agreement, "Ambanc Benefit Plans" means all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, any Ambanc Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the Ambanc

Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Ambanc ERISA Plan." Any Ambanc ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code or Section 3(35) of ERISA) is referred to herein as a "Ambanc Pension Plan." Neither Ambanc nor any Ambanc Company has an "obligation to contribute" (as defined in ERISA Section
4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, maintained by any Ambanc Company at any time during the last six years that was intended to qualify under Section 401(a) of the Internal Revenue Code and with respect to which any Ambanc Company has any Liability, is disclosed as such in Section 5.13 of the Ambanc Disclosure Memorandum.

                  (b) Ambanc has delivered or made available to UPC prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Ambanc Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Ambanc Benefit Plans or amendments thereto, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Ambanc Benefit Plan with respect to the most recent plan year, and (iv) the most recent summary plan descriptions and any modifications thereto.

                  (c) All Ambanc Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc. Each Ambanc ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Ambanc is not aware of any circumstances which could reasonably result in revocation of any such favorable determination letter. Each trust created under any Ambanc ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and Ambanc is not aware of any circumstance which could reasonably result in revocation of such exemption. With respect to each Ambanc Benefit Plan to the Knowledge of Ambanc, no event has occurred which could reasonably give rise to a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under
Section 511 of the Internal Revenue Code that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Ambanc. There is no Material pending or, to the Knowledge of Ambanc, threatened Litigation (other than routine claims for benefits) relating to any Ambanc ERISA Plan.

                  (d) No Ambanc Company has engaged in a transaction with respect to any Ambanc Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject any Ambanc Company to a Material Tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc. Neither Ambanc nor, to the Knowledge of Ambanc, any administrator or fiduciary of any Ambanc Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner which could subject Ambanc to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Ambanc. Except as disclosed under Section 5.13 of the Ambanc Disclosure Memorandum, no oral or written representation or communication with respect to any aspect of the Ambanc Benefit Plans has been made to employees of any Ambanc Company which is not in accordance with the written or otherwise preexisting terms and provisions of such plans, where any Liability with respect to such representation or disclosure is reasonably likely to have a Material Adverse Effect on Ambanc.

                  (e) No Ambanc Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of all benefits (whether vested or not) accrued to date by all present or former participants in such Ambanc Pension Plan exceeds the plan's "benefit liabilities" as that term is defined in Section 4001(a)(16) of ERISA. For this purpose, the assumptions for valuing plan Assets or Liabilities shall be the assumptions set forth in the most recent actuarial valuations and reports with respect to any such Ambanc Pension Plan. Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position or funded status of any Ambanc Pension Plan, (ii) no change in the actuarial assumptions with respect to any Ambanc Pension Plan, and (iii) no increase in benefits under any Ambanc Pension Plan as a result of plan amendments or changes in applicable Law, any of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc. Neither any Ambanc Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Ambanc Company, or the single-employer plan of any entity which is considered one employer with Ambanc under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (a "Ambanc ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived). All contributions with respect to a Ambanc Pension Plan or any single-employer plan of an Ambanc ERISA Affiliate have or will be timely made and there is no lien or expected to be a lien under Internal Revenue Code Section 412(n) or ERISA
Section 302(f) or Tax under Internal Revenue Code Section 4971. No Ambanc Company has provided, or is required to provide, security to an Ambanc Pension Plan or to any single-employer plan of an Ambanc ERISA Affiliate pursuant to
Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid under ERISA Section 4006 have been timely paid by Ambanc, except to the extent any failure would not have a Material Adverse Effect on Ambanc.

                  (f) No Liability under Title IV of ERISA has been or is expected to be incurred by any Ambanc Company with respect to any defined benefit plan currently or formerly maintained by any of them or by any Ambanc ERISA Affiliate that has not been satisfied in full (other than Liability for Pension Benefit Guaranty Corporation premiums, which have been paid when due) except to the extent any failure would not have a Material Adverse Effect on Ambanc.

                  (g) Except as set forth in Section 5.13(g) of the Ambanc Disclosure Memorandum, no Ambanc Company has any obligations for retiree health and retiree life benefits under any of the Ambanc Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

                  (h) Except as set forth in Section 5.13(h) of the Ambanc Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves,
(i) result in any payment (including, without limitation, severance, golden parachute, or otherwise) becoming due to any director or any employee of any Ambanc Company from any Ambanc Company under any Ambanc Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Ambanc Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

         5.14 MATERIAL CONTRACTS. Except as set forth in Section 5.14 of the Ambanc Disclosure Memorandum, none of the Ambanc Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000, (ii) any Contract relating to the borrowing of money by any Ambanc Company or the guarantee by any Ambanc Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Ambanc with the SEC as of the date of this Agreement that has not been filed as an exhibit to Ambanc's Form 10-K filed for the fiscal year ended December 31, 1997, or in another SEC Document (together with all Contracts referred to in Sections
5.9 and 5.13(a) of this Agreement, the "Ambanc Contracts"). With respect to each Ambanc Contract: (i) the Contract is in full force and effect; (ii) no Ambanc Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc; (iii) no Ambanc Company has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Ambanc, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc, or has repudiated or waived any Material provision thereunder.

         5.15  LEGAL PROCEEDINGS.

                  (a) There is no Litigation instituted or pending, or, to the Knowledge of Ambanc, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome to any Ambanc Company) against any Ambanc Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Ambanc Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

                  (b) Section 5.15(b) of the Ambanc Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any Ambanc Company is a party and which names an Ambanc Company as a defendant or cross-defendant and where the maximum exposure is estimated to be $100,000 or more.

         5.16 REPORTS. Since January 1, 1994, or the date of organization if later, each Ambanc Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

         5.17 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Ambanc Company regarding Ambanc for inclusion in the Registration Statement to be filed by UPC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or contain any untrue statement of a Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Ambanc Company for inclusion in the Proxy Statement to be mailed to Ambanc's stockholders in connection with the Stockholders' Meeting will, when first mailed to the stockholders of Ambanc, be false or misleading with respect to any Material fact, or contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings. All documents that any Ambanc Company is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

         5.18 ACCOUNTING, TAX, AND REGULATORY MATTERS. No Ambanc Company has taken or agreed to take any action, and Ambanc has no Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         5.19 STATE TAKEOVER LAWS. Each Ambanc Company has taken all necessary action to exempt the transactions contemplated by this Agreement and the Plan of Merger from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations, including Chapters 42 and 43 of the IBCL, of the State of Indiana (collectively, "Takeover Laws").

         5.20 CHARTER PROVISIONS. Each Ambanc Company has taken all action so that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated by this Agreement and the Plan of Merger do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Ambanc Company or restrict or impair the ability of UPC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Ambanc Company that may be directly or indirectly acquired or controlled by it. Sections 1 and 2 of Article X of the Restated Articles of Incorporation of Ambanc do not and will not apply to any of the transactions contemplated by this Agreement, the Plan of Merger or the Stock Option Agreement.

         5.21 RIGHTS AGREEMENT. Ambanc is not a party to any rights agreement or rights plan as a result of which any Person has or any acquire any Rights with respect to Ambanc Capital Stock.

         5.22 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for Ambanc's own account, or for the account of one or more the Ambanc Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws and (ii) with counterparties believed to be financially responsible.

         5.23 YEAR 2000. Ambanc has disclosed to UPC a complete and accurate copy of Ambanc's plan, including an estimate of the anticipated associated costs, for implementing modifications to Ambanc's hardware, software, and computer systems, chips, and microprocessors, to ensure proper execution and accurate processing of all date-related data, whether from years in the same century or in different centuries. Between the date of this Agreement and the Effective Time, Ambanc shall endeavor to continue its efforts to implement such plan.


                                    ARTICLE 6

                      REPRESENTATIONS AND WARRANTIES OF UPC

            UPC hereby represents and warrants to Ambanc as follows:

         6.1 ORGANIZATION, STANDING, AND POWER. UPC is a corporation duly organized and validly existing under the Laws of the State of Tennessee, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets. UPC is duly qualified or licensed to transact business as a foreign corporation in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

         6.2  AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) UPC has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of UPC, subject to the approval of the UPC Charter Amendment by holders of the requisite number of shares of UPC Common Stock required by Law, which is the only stockholder vote required for the consummation of the Merger by UPC. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of UPC, enforceable against UPC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by UPC, nor the consummation by UPC of the transactions contemplated hereby, nor compliance by UPC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of UPC's Restated Charter or Bylaws (subject to the amendment of the UPC Restated Charter pursuant to the UPC Charter Amendment to increase the number of authorized shares of UPC Common Stock), (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any UPC Company under, any Contract or Permit of any UPC Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any UPC Company or any of their respective Material Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by UPC of the Merger and the other transactions contemplated in this Agreement.

         6.3 CAPITAL STOCK. The authorized capital stock of UPC consists of (i) 100,000,000 shares of UPC Common Stock as of the date of this Agreement, of which 81,650,946 shares are issued and outstanding as of December 31, 1997 and
(ii) 10,000,000 shares of UPC Preferred Stock, of which 2,188,358 shares of UPC Series E Preferred Stock were issued and outstanding as of December 31, 1997. All of the issued and outstanding shares of UPC Capital Stock are, and (subject to the amendment of UPC's Restated Charter pursuant to the UPC Charter Amendment) all of the shares of UPC Common Stock to be issued in exchange for shares of Ambanc Common Stock upon consummation of the Merger when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the TBCA. None of the outstanding shares of UPC Capital Stock has been, and none of the shares of UPC Common Stock to be issued in exchange for shares of Ambanc Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of UPC.

         6.4 UPC SUBSIDIARIES. Except with respect to Capital Factors, Inc. or as otherwise disclosed in the UPC SEC Reports, UPC or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each UPC Subsidiary. No equity securities of any UPC Subsidiary are or may become required to be issued (other than to another UPC Company) by reason of any Rights, and there are no Contracts by which any UPC Subsidiary is bound to issue (other than to another UPC Company) additional shares of its capital stock or Rights or by which any UPC Company is or may be bound to transfer any shares of the capital stock of any UPC Subsidiary (other than to another UPC Company). There are no Contracts relating to the rights of any UPC Company to vote or to dispose of any shares of the capital stock of any UPC Subsidiary. All of the shares of capital stock of each UPC Subsidiary held by a UPC Company are duly authorized, validly issued, fully paid and, except as provided in statutes pursuant to which depository institution Subsidiaries are organized, nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the UPC Company free and clear of any Lien. Each UPC Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to national banking associations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each UPC Subsidiary is duly qualified or licensed to transact business as a foreign corporation in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. Each UPC Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

         6.5  SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) UPC has filed and made available to Ambanc all forms, reports, and documents required to be filed by UPC with the SEC since December 31, 1993 (collectively, the "UPC SEC Reports"). The UPC SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such UPC SEC Reports or necessary in order to make the statements in such UPC SEC Reports, in light of the circumstances under which they were made, not misleading. Except for UPC Subsidiaries that are registered as a broker, dealer, or investment advisor or filings required due to fiduciary holdings of the UPC Subsidiaries, none of UPC Subsidiaries is required to file any forms, reports, or other documents with the SEC.

                  (b) Each of the UPC Financial Statements (including, in each case, any related notes) contained in the UPC SEC Reports, including any UPC SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of UPC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

         6.6 ABSENCE OF UNDISCLOSED LIABILITIES. No UPC Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, except Liabilities which are accrued or reserved against in the consolidated balance sheets of UPC as of December 31, 1997, included in the UPC Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to December 31, 1997. No UPC Company has incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

         6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, except as disclosed in the UPC Financial Statements delivered prior to the date of this Agreement, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC and (ii) the UPC Companies have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

         6.8  TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of any of the UPC Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and, to the Knowledge of UPC, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on UPC, except to the extent reserved against in the UPC Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                  (b) None of the UPC Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) Adequate provision for any Taxes due or to become due for any of the UPC Companies for the period or periods through and including the date of the respective UPC Financial Statements has been made and is reflected on such UPC Financial Statements.

                  (d) Each of the UPC Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

                  (e) None of the UPC Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                  (f) There are no Material Liens with respect to Taxes upon any of the Assets of the UPC Companies.

                  (g) No UPC Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

         6.9 ASSETS. The UPC Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets, except where the failure to have such good and marketable title is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. All tangible properties used in the businesses of the UPC Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with UPC's past practices. All Assets which are Material to UPC's business on a consolidated basis, held under leases or subleases by any of the UPC Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The UPC Companies currently maintain insurance sufficient in amounts, scope, and coverage reasonably necessary for their operations. None of the UPC Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. The Assets of the UPC Companies include all Assets required to operate the business of the UPC Companies as presently conducted.

         6.10  ENVIRONMENTAL MATTERS.

                  (a) To the Knowledge of UPC, each UPC Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except those violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

                  (b) There is no Litigation pending or, to the Knowledge of UPC, threatened before any court, governmental agency, or authority, or other forum in which any UPC Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any UPC Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

                  (c) There is no Litigation pending or, to the Knowledge of UPC, threatened before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or UPC in respect of such Loan Property) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

                  (d) To the Knowledge of UPC, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

                  (e) To the Knowledge of UPC, during the period of (i) any UPC Company's ownership or operation of any of their respective current properties,
(ii) any UPC Company's participation in the management of any Participation Facility, or (iii) any UPC Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. To the Knowledge of UPC, prior to the period of (i) any UPC Company's ownership or operation of any of their respective current properties,
(ii) any UPC Company's participation in the management of any Participation Facility, or (iii) any UPC Company's holding of a security interest in a Loan Property, to the Knowledge of UPC, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

         6.11 COMPLIANCE WITH LAWS. UPC is duly registered as a bank holding company under the BHC Act. Each UPC Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. None of the UPC Companies:

                  (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC; and

                  (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any UPC Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, or
(iii) requiring any UPC Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         6.12 LABOR RELATIONS. No UPC Company is the subject of any Litigation asserting that it or any other UPC Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other UPC Company to bargain with any labor organization as to wages or conditions of employment, nor is any UPC Company a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any UPC Company, pending or, to the Knowledge of UPC, threatened, or to the Knowledge of UPC, is there any activity involving any UPC Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         6.13 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of UPC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome to any UPC Company) against any UPC Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any UPC Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

         6.14 REPORTS. Since January 1, 1994, or the date of organization if later, each UPC Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

         6.15 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any UPC Company regarding UPC for inclusion in the Registration Statement to be filed by UPC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or contain any untrue statement of a Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any UPC Company for inclusion in the Proxy Statement to be mailed to Ambanc's stockholders in connection with the Stockholders' Meeting, will, when first mailed to the stockholders of Ambanc, be false or misleading with respect to any Material fact, or contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any UPC Company is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

         6.16 ACCOUNTING, TAX, AND REGULATORY MATTERS. No UPC Company or any Affiliate thereof has taken or agreed to take any action, and UPC has no Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         6.17 EMPLOYEE BENEFIT PLANS. All UPC Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. For purposes of this Agreement, the term "UPC Plan" means each bonus, incentive compensation, severance pay, medical or other insurance program, retirement plan, or other employee benefit plan program, agreement, or arrangement sponsored, maintained, or contributed to by UPC or any trade or business, whether or not incorporated, that together with UPC or any of its Subsidiaries would be deemed a "single employer" under Section 4001 of ERISA or Section 414 of the Internal Revenue Code (a "UPC ERISA Affiliate") or under which UPC or any UPC ERISA Affiliate has any Liability or obligation. No Liability under Title IV of ERISA has been incurred by UPC or any UPC ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a Material risk to UPC or any UPC ERISA Affiliate of incurring any such Liability. With respect to any UPC Plan that is subject to Title IV of ERISA, full payment has been made, or will be made in accordance with Section 404(a)(6) of the Internal Revenue Code, of all amounts that UPC or any UPC ERISA Affiliate is required to pay under Section 412 of the Internal Revenue Code or under the terms of the UPC Plans, and no accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, whether or not waived) exists with respect to any UPC Plan. There are no Material actions, suits, or claims pending, or, to the Knowledge of UPC, threatened or anticipated relating to any UPC Plan. There has been no Material adverse change in the financial position or funded status of any UPC Plan that is subject to Title IV of ERISA since the date of the information relating to the financial position and funded status of each such plan contained in the most recent Annual Report on Form 10-K filed by UPC with the SEC.

         6.18 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for UPC's own account, or for the account of one or more the UPC Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws and (ii) with counterparties believed to be financially responsible.

         6.19 YEAR 2000. UPC has disclosed to Ambanc a complete and accurate copy of UPC's plan, including an estimate of the anticipated associated costs, for implementing modifications to UPC's hardware, software, and computer systems, chips, and microprocessors, to ensure proper execution and accurate processing of all date-related data, whether from years in the same century or in different centuries. Between the date of this Agreement and the Effective Time, UPC shall endeavor to continue its efforts to implement such plan.


                                    ARTICLE 7

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 AFFIRMATIVE COVENANTS OF BOTH PARTIES. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided that in the case of UPC, the provisions of this Section 7.1 (other than the provisions of clause (iv) above) shall not be deemed to preclude UPC from continuing to implement its program of acquiring unaffiliated depository and nondepository institutions.

         7.2 NEGATIVE COVENANTS OF AMBANC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Ambanc covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of UPC, which consent shall not be unreasonably withheld:

                  (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any Ambanc Company, or

                  (b) incur, guarantee, or otherwise become responsible for, any additional debt obligation or other obligation for borrowed money (other than indebtedness of an Ambanc Company to another Ambanc Company) in excess of an aggregate of $50,000 (for the Ambanc Companies on a consolidated basis), except in the ordinary course of the business consistent with past practices (which shall include, for Ambanc Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Ambanc Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Ambanc Disclosure Memorandum); or

                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Ambanc Company, or declare or pay any dividend or make any other distribution in respect of Ambanc's capital stock, provided that Ambanc may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of Ambanc Common Stock at a rate of $0.12 per share, with usual and regular record and payment dates in accordance with past practice as disclosed in Section 7.2(c) of the Ambanc Disclosure Memorandum and such dates may not be changed without the prior written consent of UPC; provided, that, notwithstanding the provisions of Section 1.3 of this Agreement, the Parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of Ambanc Common Stock do not receive both a dividend in respect of their Ambanc Common Stock and a dividend in respect of UPC Common Stock or fail to receive any dividend; or

                  (d) except for this Agreement, or pursuant to the Stock Option Agreement or pursuant to the exercise of Rights outstanding as of the date of this Agreement and pursuant to the terms thereof in existence on the date of this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Ambanc Common Stock or any other capital stock of any Ambanc Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                  (e) adjust, split, combine, or reclassify any capital stock of any Ambanc Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Ambanc Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Ambanc Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Ambanc Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                  (f) except for purchases of investment securities acquired in the ordinary course of business consistent with past practice, purchase any securities or make any Material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Ambanc Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or
(iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                  (g) grant any increase in compensation or benefits to the employees or officers of any Ambanc Company, except in accordance with the ordinary course of business consistent with past practice or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; enter into or amend any severance agreements with officers of any Ambanc Company; grant any Material increase in fees or other increases in compensation or other



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benefits to directors of any Ambanc Company except in accordance with the ordinary course of business consistent with past practice; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                  (h) enter into or amend any employment Contract between any Ambanc Company and any Person (unless such amendment is required by Law or a pre-existing contractual obligation) that the Ambanc Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                  (i) adopt any new employee benefit plan of any Ambanc Company or make any Material change in or to any existing employee benefit plans of any Ambanc Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                  (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                  (k) commence any Litigation other than as necessary for the prudent operation of its business or settle any Litigation involving any Liability of any Ambanc Company for Material money damages or restrictions upon the operations of any Ambanc Company; or

                  (l) except in the ordinary course of business, modify, amend, or terminate any Material Contract or waive, release, compromise, or assign any Material rights or claims.

         7.3 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a Material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

         7.4 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not Material). As of their respective dates, such reports filed with the SEC will comply in all Material respects with the Securities Laws and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.



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




                                    ARTICLE 8

                              ADDITIONAL AGREEMENTS

         8.1 REGISTRATION STATEMENT; PROXY STATEMENT; STOCKHOLDER APPROVALS. As soon as reasonably practicable after execution of this Agreement, UPC shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of UPC Common Stock upon consummation of the Merger. Ambanc shall furnish all information concerning it and the holders of its capital stock as UPC may reasonably request in connection with such action. Ambanc shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of (i) this Agreement and the Plan of Merger and (ii) such other related matters as it deems appropriate. In connection with the Stockholders' Meeting, (i) Ambanc shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to Ambanc's stockholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Ambanc shall recommend to Ambanc's stockholders the approval of the matters submitted for approval, and (iv) the Board of Directors and officers of Ambanc shall use their reasonable efforts to obtain such stockholders' approvals, provided that Ambanc may withdraw, modify, or change in an adverse manner to UPC its recommendations if the Board of Directors of Ambanc, after having consulted with and based upon the advice of outside counsel, determines in good faith that the failure to so withdraw, modify, or change its recommendation could constitute a breach of the fiduciary duties of Ambanc's Board of Directors under applicable Law. In addition, nothing in this Section 8.1 or elsewhere in this Agreement shall prohibit accurate disclosure by either Party of information that is required to be disclosed in the Registration Statement or the Proxy Statement or in any other document required to be filed with the SEC (including, without limitation, a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be publicly disclosed by applicable Law or regulations or rules of the NYSE.

         8.2 EXCHANGE LISTING. UPC shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of UPC Common Stock to be issued to the holders of Ambanc Common Stock pursuant to the Merger.

         8.3 APPLICATIONS. UPC shall promptly prepare and file, and Ambanc shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

         8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, UPC shall cause UPHC to execute and file the Articles of Merger with the Secretary of State of the State of Indiana and the Secretary of State of the State of Tennessee.

         8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all



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



things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.6  INVESTIGATION AND CONFIDENTIALITY.

                  (a) Prior to the Effective Time, each Party shall keep the other Party advised of all Material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                  (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                  (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

                  (d) Neither Party nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client or similar privilege with respect to such information or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty, or agreement entered into prior to the date of this Agreement. The Parties will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the preceding sentence apply.

         8.7 PRESS RELEASES. Prior to the Effective Time, UPC and Ambanc shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its



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



counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby, no Ambanc Company nor any Affiliate thereof nor any Representatives thereof retained by any Ambanc Company shall directly or indirectly solicit or engage in negotiations concerning any Acquisition Proposal, or provide any confidential information or assistance to, or have any discussions with, any Person with respect to an Acquisition Proposal. Notwithstanding the foregoing, Ambanc may, and may authorize and permit its Representatives to, provide Persons with confidential information, have discussions or negotiations with, or otherwise facilitate an effort or attempt by such Person to make or implement an Acquisition Proposal not solicited in violation of this Agreement if Ambanc's Board of Directors, after having consulted with, and based upon the advice of, outside counsel, determines in good faith that the failure to take such actions could constitute a breach of the fiduciary duties of Ambanc's Board of Directors under applicable Law; provided, that Ambanc shall promptly advise UPC following the receipt of any Acquisition Proposal and the Material details thereof; and, provided further, that prior to delivery of confidential information relating to Ambanc or access to Ambanc's books, records, or properties in connection therewith, the other Person shall have entered into a confidentiality agreement substantially similar to the Confidentiality Agreement previously entered into between Ambanc and UPC. Nothing contained in this Section 8.8 shall prohibit the Board of Directors of Ambanc from complying with Rule 14e-2, promulgated under the 1934 Act. Ambanc shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing and (ii) direct and use its reasonable efforts to cause of all its Representatives not to engage in any of the foregoing.

         8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling-of-interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         8.10 STATE TAKEOVER LAWS. Each Ambanc Company shall take all necessary steps to exempt the transactions contemplated by this Agreement and the Plan of Merger from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws.

         8.11 CHARTER PROVISIONS. Each Ambanc Company shall take all necessary action to ensure that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Ambanc Company or restrict or impair the ability of UPC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Ambanc Company that may be directly or indirectly acquired or controlled by it.

         8.12 AGREEMENT OF AFFILIATES. Ambanc has disclosed in Section 8.12 of the Ambanc Disclosure Memorandum each Person whom it reasonably believes may be deemed an "affiliate" of Ambanc for purposes of Rule 145 under the 1933 Act. Ambanc shall use its reasonable efforts to cause each such Person to deliver to UPC not later than 30 days prior to the Effective Time, a written agreement, in substantially the form of Exhibit 3, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Ambanc Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of UPC Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of UPC and Ambanc have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of UPC Common Stock issued to such affiliates of Ambanc in exchange for shares of Ambanc Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of UPC and Ambanc have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and UPC shall be entitled to place restrictive legends upon certificates for shares of UPC Common Stock issued to affiliates of Ambanc pursuant to this Agreement to enforce the provisions of this Section 8.12). UPC shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of UPC Common Stock by such affiliates.

         8.13 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, but in no event earlier than the consolidation of Ambanc's depository institution Subsidiaries with UPC's depository institution Subsidiaries, UPC shall provide to officers and employees of the Ambanc Companies (the "Continuing Employees"), employee benefits under employee benefit plans on terms and conditions which when taken as a whole are substantially similar to those currently provided by the UPC Companies to their similarly situated officers and employees. For purposes of participation, vesting, and benefit accruals (but not accrual of benefits under UPC's tax-qualified retirement plans) under such employee benefit plans, (i) service under any qualified defined benefit or contribution plans of Ambanc shall be treated as service under UPC's qualified defined benefit or contribution plans and (ii) service under any other employee benefit plans of Ambanc shall be treated as service under any similar employee benefit plans maintained by UPC. UPC shall cause the UPC welfare benefit plans that cover the Continuing Employees after the Effective Time to (i) waive any waiting period and restrictions and limitations for preexisting conditions or insurability and
(ii) cause any deductible, co-insurance, or maximum out-of-pocket payments made by the Continuing Employees under Ambanc's welfare benefit plans to be credited to such Continuing Employees under the UPC welfare benefit plans, so as to reduce the amount of any deductible, co-insurance, or maximum out-of-pocket payments payable by the Continuing Employees under the UPC welfare benefit plans. Prior to the commencement of the Continuing Employee's participation in the UPC employee benefit plans and programs, the benefit coverage of, and participation in benefit plans by, the Continuing Employees shall continue under the Ambanc Benefit Plans, as in effect immediately prior to the Effective Time. During such transition period, the coverage under and participation in the Ambanc Benefit Plans shall be deemed to provide the Continuing Employees with benefits that are no less favorable than those offered to other employees of UPC and its Subsidiaries. Except as expressly provided in the Supplemental Letter, UPC also shall cause Ambanc and its Subsidiaries to honor all employment, severance, consulting, and other compensation Contracts disclosed in Section
8.13 of the Ambanc Disclosure Memorandum to UPC between any Ambanc Company and any current or former director, officer, independent contractor, or employee thereof, and all provisions of the Ambanc Benefit Plans.



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




         8.14  INDEMNIFICATION.

                  (a) After the Effective Time, UPC shall indemnify, defend and hold harmless the present and former directors, officers, employees, and agents of Ambanc or any of Ambanc's Subsidiaries (each, a "Indemnified Party") (including any person who becomes a director, officer, employee, or agent prior to the Effective Time) against all Liabilities (including reasonable attorneys' fees, and expenses, judgments, fines and amounts paid in settlement) arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement and the Stock Option Agreement) to the full extent permitted under Indiana Law and by Ambanc's Articles of Incorporation and Bylaws, as in effect on the date hereof and any indemnity agreements entered into prior to the date of this Agreement by any of the Ambanc Companies and any director, officer, employee, or agent of any of the Ambanc Companies, including, without limitation, provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by UPC is required to effectuate any indemnification, UPC shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between UPC and the Indemnified Party.

                  (b) UPC and the Surviving Corporation shall use their reasonable efforts (and Ambanc shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of three years after the Effective Time, Ambanc's existing directors' and officers' liability insurance policy (provided that UPC and the Surviving Corporation may substitute therefor
(i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Ambanc given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that the Surviving Corporation shall not be obligated to make aggregate annual premium payments for such three-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Ambanc's directors and officers, 150% of the annual premium payments on Ambanc's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, UPC shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                  (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.14, upon learning of any such Liability or Litigation, shall promptly notify UPC thereof, provided that the failure so to notify shall not affect the obligations of UPC under this Section 8.14 unless and to the extent such failure materially increases UPC's Liability under this
Section 8.14. In the event of any such Litigation (whether arising before or after the Effective Time), (i) UPC or the Surviving Corporation shall have the right to assume the defense thereof and UPC shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if UPC or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between UPC or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and UPC or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified



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Parties promptly as statements therefor are received; provided, that UPC shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) UPC shall not be liable for any settlement effected without its prior written consent; and provided further that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                  (d) The Surviving Corporation shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld.

                  (e) If either UPC or the Surviving Corporation or any of their respective successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of either UPC or the Surviving Corporation shall assume the obligations set forth in this Section 8.14.

                  (f) UPC shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 8.14.

                  (g) The provisions of this Section 8.14 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs or representatives.

         8.15 CERTAIN MODIFICATIONS. UPC and Ambanc shall consult with respect to their loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) and Ambanc shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. UPC and Ambanc also shall consult with respect to the character, amount, and timing of restructuring and Merger-related expense charges to be taken by each of the Parties in connection with the transactions contemplated by this Agreement and shall take such charges in accordance with GAAP as may be mutually agreed upon by the Parties. Neither Party's representations, warranties, and covenants contained in this Agreement shall be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken solely on account of this Section 8.15.


                                    ARTICLE 9

                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and the Plan of Merger and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:


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



                  (a) STOCKHOLDER APPROVALS. The stockholders of Ambanc shall have approved this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law and by the provisions of any governing instruments. The stockholders of UPC shall have approved the UPC Charter Amendment as and to the extent required by Law, by the provisions of any governing instruments, and by the rules of the NYSE.

                  (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (excluding requirements relating to the raising of additional capital or the disposition of Assets or deposits) which in the reasonable good faith judgment of the Board of Directors of UPC would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

                  (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                  (d) LEGAL PROCEEDINGS. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

                  (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of UPC Common Stock issuable pursuant to the Merger shall have been received.

                  (f) EXCHANGE LISTING. The shares of UPC Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (g) TAX MATTERS. Ambanc shall have received a written opinion from Leagre Chandler & Millard and UPC shall have received a written opinion from Wyatt, Tarrant & Combs in each case in a form reasonably satisfactory to such Party (the "Tax Opinions"), dated the date of the Effective Time, substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) no gain or loss will be recognized by holders of Ambanc Common Stock who exchange all of their Ambanc Common

Stock solely for UPC Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in UPC Common Stock),
(iii) the tax basis of the UPC Common Stock received by holders of Ambanc Common Stock who exchange all of their Ambanc Common Stock solely for UPC Common Stock in the Merger will be the same as the tax basis of the Ambanc Common Stock surrendered in exchange for the UPC Common Stock (reduced by an amount allocable to a fractional share interest in UPC Common Stock for which cash is received), and (iv) the holding period of the UPC Common Stock received by holders who exchange all of their Ambanc Common Stock solely for UPC Common Stock in the Merger will be the same as the holding period of the Ambanc Common Stock surrendered in exchange therefor, provided that such Ambanc Common Stock is held as a capital asset at the Effective Time. In rendering such Tax Opinions, such counsel shall be entitled to rely upon representations of officers of Ambanc and UPC reasonably satisfactory in form and substance to such counsel.

                  (h) POOLING LETTERS. Each Party shall have received a letter, dated as of the Effective Time, in a form reasonably acceptable to such Party, from Price Waterhouse LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Each Party shall have received a letter, dated as of the Effective Time, in a form reasonably acceptable to such Party, from Deloitte & Touche LLP to the effect that such firm is not aware of any matters relating to Ambanc and its Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

         9.2 CONDITIONS TO OBLIGATIONS OF UPC. The obligations of UPC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by UPC pursuant to Section 11.6(a) of this Agreement:

                  (a) REPRESENTATIONS AND WARRANTIES. For purposes of this
Section 9.2(a), the accuracy of the representations and warranties of Ambanc set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Ambanc set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Ambanc set forth in Sections 5.18, 5.19, 5.20, and 5.21 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Ambanc set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.18, 5.19, 5.20, and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Ambanc; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material, "Material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of Ambanc or to a matter being "known" by Ambanc shall be deemed not to include such qualifications.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Ambanc to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

                  (c) CERTIFICATES. Ambanc shall have delivered to UPC (i) a certificate, dated as of the Effective Time and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied and
(ii) certified copies of resolutions duly adopted by Ambanc's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, all in such reasonable detail as UPC and its counsel shall request.

                  (d) AFFILIATE AGREEMENTS. UPC shall have received from each affiliate of Ambanc the affiliates agreement referred to in Section 8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of UPC that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

         9.3 CONDITIONS TO OBLIGATIONS OF AMBANC. The obligations of Ambanc to perform this Agreement and the Plan of Merger and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Ambanc pursuant to Section 11.6(b) of this Agreement:

                  (a) REPRESENTATIONS AND WARRANTIES. For purposes of this
Section 9.3(a), the accuracy of the representations and warranties of UPC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of UPC set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of UPC set forth in Section 6.16 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of UPC set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.16) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on UPC; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material," "Material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of UPC or to a matter being "known" by UPC shall be deemed not to include such qualifications.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of UPC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

                  (c) CERTIFICATES. UPC shall have delivered to Ambanc (i) a certificate, dated as of the Effective Time and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied and
(ii) certified copies of resolutions duly adopted by UPC's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, the UPC Charter Amendment, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Ambanc and its counsel shall request.

                  (d) FAIRNESS OPINION. Ambanc shall have received an opinion from McDonald & Company Securities, Inc., to the effect that the Merger is fair to shareholders of Ambanc from a financial point of view dated the date of the Proxy Statement.


                                   ARTICLE 10

                                   TERMINATION

         10.1 TERMINATION. Notwithstanding any other provision of this Agreement and the Plan of Merger, and notwithstanding the approval of this Agreement by the stockholders of Ambanc or UPC, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) By mutual consent of the Board of Directors of UPC and the Board of Directors of Ambanc; or

                  (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Ambanc and Section 9.3(a) of this Agreement in the case of UPC or in Material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Ambanc and Section 9.3(a) of this Agreement in the case of UPC; or

                  (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Ambanc and Section 9.3(a) in the case of
UPC) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                  (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (ii) the stockholders of Ambanc fail to vote their approval of the matters submitted for the approval by such stockholders at the Stockholders' Meeting where the transactions were presented to such stockholders for approval and voted upon, or (iii) the stockholders of UPC fail to vote their approval of the UPC Charter Amendment at the 1998 annual meeting of stockholders of UPC; or

                  (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by December 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                  (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Ambanc and Section 9.3(a) of this Agreement in the case of UPC or in Material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

                  (g) By the Board of Directors of Ambanc upon written notice to UPC at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:

                                    (1) the Average Closing Price shall be less
                  than the product of (i) 0.80 and (ii) the Starting Price; and

                                    (2) (i) the quotient obtained by dividing
                  the Average Closing Price by the Starting Price (such number being referred to herein as the "UPC Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio"); subject, however, to the following three sentences. If Ambanc refuses to consummate the Merger pursuant to this Section 10.1(g), it shall give prompt written notice thereof to UPC; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, UPC shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.80, the Starting Price, and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the UPC Ratio. If UPC makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Ambanc of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this
                  Section 10.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 10.1(g).

                  For purposes of this Section 10.1(g), the following terms shall have the meanings indicated:

                  "Average Closing Price" shall mean the average of the daily last sales prices of UPC Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by UPC) for the 20 consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

                  "Determination Date" shall mean the later of the date (i) of the Stockholders' Meeting and (ii) on which the Consent of the Board of Governors of the Federal Reserve System shall be received (without regard to any requisite waiting period thereof).

                  "Index Group" shall mean the 14 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that any such company or companies are removed from the Index Group as a result of any of the events described in the preceding sentence, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 14 bank holding companies and the weights attributed to them are as follows:

                         Bank Holding Companies                                                  Weighting
--------------------------------------------------------------------------                       ---------

 AmSouth Bancorporation                                                                               5.50%
 BB&T Corporation                                                                                     9.15
 Crestar Financial Corporation                                                                        7.54
 First American Corporation                                                                           3.99
 First Security Corporation                                                                           7.92
 First Tennessee National Corporation                                                                 4.38
 Firstar Corporation                                                                                  9.90
 Huntington Bancshares, Inc.                                                                         13.08
 Marshall & Ilsley Corporation                                                                        6.93
 Mercantile Bancorporation, Inc.                                                                      8.91
 National Commerce Bancorp                                                                            3.34
 Old Kent Financial Corporation                                                                       3.22
 Regions Financial Corporation                                                                        9.31
 SouthTrust Corporation                                                                               6.82
                                                                                                    ------

         Total                                                                                      100.00%
                                                                                                    ======


                  "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

                  "Starting Date" shall mean the fourth full trading day after the announcement by press release of the Merger.

                  "Starting Price" shall mean the closing price per share of UPC Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by UPC) on the Starting Date.

                  If UPC or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company or UPC shall be appropriately adjusted for the purposes of applying this
Section 10.1(g).


         10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement, the Plan of Merger, and the Supplemental Letter shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment and (ii) a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. The Stock Option Agreement shall be governed by its own terms.

         10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4, and 11 and Sections 8.12 and 8.14 of this Agreement and the Supplemental Letter.


                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1  DEFINITIONS.

                  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such Party or any of its Subsidiaries.

                  "Affiliate" of a Person shall mean any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

                  "Agreement" shall mean this Agreement and Plan of Reorganization, including the Exhibits hereto (except the Stock Option Agreement) delivered pursuant hereto and incorporated herein by reference.

                  "Ambanc Capital Stock" shall mean, collectively, Ambanc Common Stock and Ambanc Preferred Stock.

                  "Ambanc Preferred Stock" shall mean the $10 par value preferred stock of Ambanc.

                  "Ambanc Common Stock" shall mean the $10 par value common stock of Ambanc.

                  "Ambanc Companies" shall mean, collectively, Ambanc and all Ambanc Subsidiaries.

                  "Ambanc Disclosure Memorandum" shall mean the written information entitled "Ambanc Disclosure Memorandum" delivered prior to the execution of this Agreement to UPC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made.

                  "Ambanc Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Ambanc as of December 31, 1997, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1997, 1996 and 1995, as filed by Ambanc in SEC Documents and (ii) the consolidated statements of condition of Ambanc (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1997.

                  "Ambanc Stock Plans" shall mean the existing stock option and other stock-based compensation plans of Ambanc.

                  "Ambanc Subsidiaries" shall mean the Subsidiaries of Ambanc, which shall include the Ambanc Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Ambanc in the future and owned by Ambanc at the Effective Time.

                  "Articles of Merger" shall mean the Articles of Merger to be executed by UPHC and filed with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Indiana relating to the Merger as contemplated by Sections 1.1 and 1.3 of this Agreement.

                  "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

                  "Confidentiality Agreements" shall mean those certain Confidentiality Agreements, entered into prior to the date of this Agreement, between Ambanc and UPC.

                  "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

                  "Default" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

                  "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Exhibits" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                  "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlori-nated biphenyls).

                  "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "IBCL" shall mean the Indiana Business Corporation Law.

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Proxy Statement" shall mean the proxy statement used by Ambanc to solicit the approval of its stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of UPC relating to the issuance of the UPC Common Stock to holders of Ambanc Common Stock.

                  "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, or any executive vice president of such Person.

                  "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

                  "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for property Taxes not yet due and payable and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business.

                  "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                  "Loan Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                  "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Party and its Subsidiaries, taken as a whole or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, and (d) the Merger and compliance with the provisions of this Agreement (including the expense associated with the vesting of benefits under the various employee benefit plans of Ambanc as a result of the Merger constituting a change of control) on the operating performance of the Parties.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "1933 Act" shall mean the Securities Act of 1933, as amended.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                  "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including, but not limited to, participating in a fiduciary capacity) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                  "Party" shall mean either Ambanc or UPC, and "Parties" shall mean both Ambanc and UPC.

                  "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                  "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partner-ship, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "Plan of Merger" shall mean the plan of merger providing for the Merger, in substantially the form of Exhibit 2.

                  "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by UPC under the 1933 Act with respect to the shares of UPC Common Stock to be issued to the stockholders of Ambanc in connection with the transactions contemplated by this Agreement.

                  "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, the NYSE and the SEC.

                  "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

                  "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                  "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "Stock Option Agreement" shall mean the stock option agreement by and between Ambanc and UPC, in substantially the form of Exhibit 1.

                  "Stockholders' Meeting" shall mean the meeting of the stockholders of Ambanc to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                  "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                  "Supplemental Letter" shall mean the supplemental letter of even date herewith between the Parties relating to certain understandings and agreements in addition to those included in this Agreement.

                  "Surviving Corporation" shall mean UPHC as the surviving corporation resulting from the Merger.

                  "Tax" or "Taxes" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, including any interest, penalties, or additions thereto.

                  "Taxable Period" shall mean any period prescribed by any governmental authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

                  "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                  "TBCA" shall mean the Tennessee Business Corporation Act.

                  "UPC Capital Stock" shall mean, collectively, the UPC Common Stock, the UPC Preferred Stock and any other class or series of capital stock of UPC.

                  "UPC Charter Amendment" shall mean the proposal to amend UPC's Restated Charter to increase the number of authorized shares of UPC Common Stock by not less than 100,000,000, which may be submitted to the stockholders of UPC for consideration and approval at the 1998 annual meeting of stockholders of UPC.

                  "UPC Common Stock" shall mean the $5.00 par value common stock of UPC.

                  "UPC Companies" shall mean, collectively, UPC and all UPC Subsidiaries.

                  "UPC Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of UPC as of December 31, 1997 and 1996, and the related statements of earnings, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1997, 1996 and 1995, as filed by UPC in SEC Documents and (ii) the consolidated balance sheets of UPC

(including related notes and schedules, if any) and related statements of earnings, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1997.

                  "UPC Preferred Stock" shall mean the no par value preferred stock of UPC and shall include the (i) Series A Preferred Stock and (ii) Series E 8% Cumulative, Convertible Preferred Stock, of UPC ("UPC Series E Preferred Stock").

                  "UPC Rights" shall mean the preferred stock purchase rights issued pursuant to the UPC Rights Agreement.

                  "UPC Rights Agreement" shall mean that certain Rights Agreement, dated January 19, 1989, between UPC and Union Planters Bank, National Association, as Rights Agent.

                  "UPC Subsidiaries" shall mean the Subsidiaries of UPC and any corporation, bank, or other organization acquired as a Subsidiary of UPC in the future and owned by UPC at the Effective Time.

                  "UPHC" shall mean the wholly-owned subsidiary of UPC organized under the Laws of the State of Tennessee.

                  "UPHC Common Stock" shall mean the $1.00 par value common stock of UPHC.

                  (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

                  Ambanc Benefit Plans                        Section 5.13(a)
                  Average Closing Price                       Section 10.1(g)
                  Ambanc Contracts                            Section 5.14
                  Ambanc ERISA Affiliate                      Section 5.13(e)
                  Ambanc ERISA Plan                           Section 5.13(a)
                  Ambanc Rights                               Section 3.5(a)
                  Ambanc Pension Plan                         Section 5.13(a)
                  Ambanc SEC Reports                          Section 5.5(a)
                  Closing                                     Section 1.2
                  Determination Date                          Section 10.1(g)
                  Effective Time                              Section 1.3
                  Exchange Agent                              Section 4.1
                  Exchange Ratio                              Section 3.1(c)
                  Indemnified Party                           Section 8.14
                  Index Group                                 Section 10.1(g)
                  Index Price                                 Section 10.1(g)
                  Index Ratio                                 Section 10.1(g)
                  Merger                                      Section 1.1
                  Starting Date                               Section 10.1(g)
                  Starting Price                              Section 10.1(g)
                  Takeover Laws                               Section 5.19
                  Tax Opinion                                 Section 9.1(g)

                  UPC ERISA Affiliate                         Section 6.17
                  UPC Ratio                                   Section 10.1(g)
                  UPC SEC Reports                             Section 6.5(a)

                  (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2  EXPENSES.

                  (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

                  (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         11.3 BROKERS AND FINDERS. Except for McDonald & Company Securities, Inc. as to Ambanc and Stifel, Nicolaus & Company, Inc. as to UPC, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his, her, or its representing or being retained by or allegedly representing or being retained by Ambanc or UPC, each of Ambanc and UPC, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (including any provision of the Confidentiality Agreements which would act to preclude UPC (or any Holder as defined in the Stock Option Agreement from exercising its rights under the Stock Option Agreement) to the extent that the Stock Option Agreement is in force and effect, but excluding the Supplemental Letter). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.12 and 8.14 of this Agreement.

         11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that the provisions of this Agreement relating to the manner or basis in which shares of Ambanc Common Stock will be exchanged for UPC Common Stock shall not be amended after the Stockholders' Meeting without the requisite approval of the holders of the issued and outstanding shares of UPC Common Stock and Ambanc Common Stock, as the case may be, entitled to vote thereon.

         11.6  WAIVERS.

                  (a) Prior to or at the Effective Time, UPC, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Ambanc, to waive or extend the time for the compliance or fulfillment by Ambanc of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of UPC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of UPC.

                  (b) Prior to or at the Effective Time, Ambanc, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by UPC, to waive or extend the time for the compliance or fulfillment by UPC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Ambanc under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Ambanc.

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

         11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                  Ambanc:                    AMBANC CORP.
                                             302 Main Street
                                             Vincennes, Indiana 47591-0556
                                             Telecopy Number: 812-885-6403

                                             Attn:    Robert G. Watson

                  Copy to Counsel:           Leagre Chandler & Millard
                                             9100 Keystone Crossing, Suite 800
                                             Indianapolis, Indiana  46240
                                             Telecopy Number:  317-846-7900

                                             Attn:    John R. Zerkle

                  UPC:                       UNION PLANTERS CORPORATION
                                             7130 Goodlett Farms Parkway
                                             Memphis, Tennessee  38018
                                             Telecopy Number:  (901) 580-2939

                                             Attn:    Jackson W. Moore
                                                      President and
                                                        Chief Operating Officer

                  Copy to Counsel:           UNION PLANTERS CORPORATION
                                             7130 Goodlett Farms Parkway
                                             Memphis, Tennessee  38018
                                             Telecopy Number:  (901) 580-2939

                                             Attn:    E. James House, Jr.

                                             WYATT, TARRANT & COMBS
                                             2800 Citizens Plaza
                                             Louisville, KY 40202
                                             Telecopy Number: (502) 589-0309

                                             Attn:    Stewart E. Conner

         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the State of Indiana relate to the consummation of the Merger.

         11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

         11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                              AMBANC CORP.



By:/s/ Troy D. Stoll                   By: /s/ Robert G. Watson
   -------------------------------        -----------------------------------
   Troy D. Stoll, Secretary                Robert G. Watson
                                           Chairman, President, and
                                              Chief Executive Officer

[CORPORATE SEAL]


ATTEST:                                              UNION PLANTERS CORPORATION



By:    /s/ E. James House, Jr.         By:/s/ Benjamin W. Rawlins, Jr.
   -------------------------------        -----------------------------------
   E. James House, Jr.                    Benjamin W. Rawlins, Jr.
   Secretary                              Chairman and Chief Executive
                                             Officer

[CORPORATE SEAL]

                                    Exhibit 1

                             STOCK OPTION AGREEMENT


                  THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of March 31, 1998, by and between AMBANC CORP., an Indiana corporation ("Issuer"), and UNION PLANTERS CORPORATION, a Tennessee corporation ("Grantee").

                  WHEREAS, Grantee and Issuer have entered into that certain Agreement and Plan of Reorganization, dated as of March 31, 1998 (the "Merger Agreement"), providing for, among other things, the merger of Issuer with and into Union Planters Holding Corporation ("UPHC"), a wholly-owned subsidiary of Grantee organized under the Laws of the State of Tennessee, with UPHC as the surviving entity; and

                  WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);


                  NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

         1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 1,392,749 shares (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of common stock, $10.00 par value per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (subject to adjustment as set forth herein, the "Purchase Price") equal to the first closing price per share of Issuer Common Stock following public announcement of the execution of the Merger Agreement as reported on the Nasdaq National Market; provided, however, that in no event shall the number of shares of Issuer Common Stock for which this Option is exercisable exceed the lesser of (i) 19.9% of the Issuer's issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option and (ii) that minimum number of shares of Issuer Common Stock which when aggregated with any other shares of Issuer Common Stock beneficially owned by Grantee or any Affiliate thereof would cause the provisions of any Takeover Laws of the IBCL to be applicable to the Merger or the Option.

         3.       EXERCISE OF OPTION.

                  (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of its agreements or covenants contained in this Agreement or the Merger Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event and prior to the termination of the Option. The Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement by Grantee pursuant to (i) Section 10.1(b) thereof (but only if such termination was a result of a willful breach by Issuer) or (ii)
Section 10.1(c) thereof (each a "Default Termination")), (C) 18 months after a Default Termination, and (D) 18 months after any termination of the Merger Agreement following the occurrence of a Purchase Event or a Preliminary Purchase Event. Any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is the Grantee. The rights set forth in Section 8 shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

                  (b) As used herein, a "Purchase Event" means any of the following events subsequent to the date of this Agreement:

                           (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any Subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term Acquisition Transaction shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its Subsidiaries (other than transactions solely between Issuer's Subsidiaries and transactions involving Issuer or any Subsidiary in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into securities of the surviving entity or the parent thereof) at least 75% of the combined voting power of the voting securities of the Issuer or the surviving entity or the parent thereof outstanding immediately after the consummation of the transaction), (B) the disposition, by sale, lease, exchange or otherwise, of Assets of Issuer or any of its Subsidiaries representing in either case 20% or more of the consolidated assets of Issuer and its Subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its Subsidiaries (any of the foregoing, an "Acquisition Transaction"); or

                           (ii) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act), other than a group of which Grantee or any of its Subsidiaries is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the then-outstanding shares of Issuer Common Stock.

                  (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                           (i) any person (other than Grantee or any Subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then-outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                           (ii) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after it shall have been publicly announced that any person (other than Grantee or any Subsidiary of Grantee) shall have (A) made a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under any federal or state statute or regulation (including a notice filed under the HSR Act and an application or notice filed under the BHC Act, the Bank Merger Act, or the Change in Bank Control Act of 1978) seeking the Consent to an Acquisition Transaction from any federal or state governmental or regulatory authority or agency.

                           As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                  (d) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 30 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior Consent of any governmental or regulatory agency or authority is required in connection with such purchase, Issuer shall cooperate with Holder in the filing of the required notice or application for such Consent and the obtaining of such Consent and the Closing shall occur immediately following receipt of such Consents (and expiration of any mandatory waiting periods).

         4.       PAYMENT AND DELIVERY OF CERTIFICATES.

                  (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 13(f) hereof.

                  (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
Section 4(a), (i) Issuer shall deliver to

Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

                  (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

         THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF MARCH 31, 1998. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that: (i) the references in the above legend to resale restrictions of the Securities Act shall be removed by delivery of substitute certificate(s) without such reference if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act; (ii) the references in the above legend to the provisions of this Agreement shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

         5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee as follows:

                  (a) Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

                  (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Holder to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common

Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid, and nonassessable, and shall be delivered free and clear of all liens, claims, charges, and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

                  (c) Issuer has taken all action so that the entering into of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Ambanc Company or restrict or impair the ability of UPC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Ambanc Company that may be directly or indirectly acquired or controlled by it. Sections 1 and 2 of Article X of the Restated Articles of Incorporation of Issuer do not and will not apply to any of the transactions contemplated by this Agreement.

                  (d) Issuer has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable Takeover Laws.

         6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer that:

                  (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

                  (b) This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Laws.

         7.       ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

                  (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, if any, so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a) or pursuant to this Option), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, shall not exceed the lesser of
(i) 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the



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



Option and (ii) that minimum number of shares of Issuer Common Stock which when aggregated with any other shares of Issuer Common Stock beneficially owned by Grantee or any Affiliate thereof would cause the provisions of any Takeover Laws of the IBCL to be applicable to the Merger or the Option.

                  (b)      In the event that Issuer shall enter in an agreement:
(i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its Assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (in each case, such person being referred to as the "Substitute Option Issuer").

                  (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

                  (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

                  (e)      The following terms have the meanings indicated:

                           (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (y) Issuer in a merger in which Issuer is the continuing or surviving person, and (z) the transferee of all or any substantial part of the Issuer's assets (or the assets of its Subsidiaries).

                           (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

                           (iii) "Assigned Value" shall mean the highest of (x) the price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than the Grantee) pursuant to an agreement with Issuer, and (z) the highest last sale price per share of Issuer Common Stock quoted on the Nasdaq National Market (or if Issuer Common Stock is not quoted on such exchange, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) within the six-month period immediately preceding the agreement; provided, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee (or by a majority in interest of the Grantees if there shall be more than one Grantee (a "Grantee Majority")) and reasonably acceptable to Issuer, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer (or if applicable, Acquiring Corporation). (If there shall be more than one Grantee, any such selection shall be made by a Grantee Majority.)

                           (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the last sale price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such merger person, as Grantee may elect.

                  (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee (or a Grantee Majority) and reasonably acceptable to the Acquiring Corporation.

                  (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute

Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

                  (h) The provisions of Sections 8, 9, 10, and 11 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price" and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price" and "Substitute Common Stock," respectively.

         8.       REPURCHASE AT THE OPTION OF HOLDER.

                  (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 18 months immediately thereafter, Issuer shall repurchase from Holder the Option and all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                           (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired by Holder pursuant to the Option with respect to which Holder then has beneficial ownership;

                           (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                           (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

                  (b) If Holder exercises its rights under this Section 8, Issuer shall, within ten business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or Consent of any governmental or regulatory agency or authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for

Consent and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such Consent). If any governmental or regulatory agency or authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any governmental or regulatory agency or authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or
(ii) to the extent permitted by such agency or authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

                   Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a).

                  (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest last sale price per share of Issuer Common Stock quoted on the Nasdaq National Market (or if Issuer Common Stock is not quoted on such exchange, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's Assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer (which determination shall be conclusive for all purposes of this Agreement), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

                  (d)      As used herein, a "Repurchase Event" shall occur if
(i) any person (other than Grantee or any subsidiary of Grantee shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 50% or more of the then-outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii), or 7(iii) shall be consummated.

         9.       REGISTRATION RIGHTS.

                  (a) Issuer shall, subject to the conditions of subparagraph
(c) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Holder"), as expeditiously as possible prepare and file a registration statement under the Securities Laws if necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Selling Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request (it being understood and agreed that any such sale or other disposition shall be effected on a widely distributed basis so that, upon consummation thereof, no purchaser or transferee shall beneficially own more than 5% of the shares of Issuer Common Stock then outstanding), including, without limitation, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder.

                  (b) If Issuer at any time after the exercise of the Option, but prior to the termination of the Option, proposes to register any shares of Issuer Common Stock under the Securities Laws in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Selling Holder), Issuer will use all reasonable efforts to cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith determine that the inclusion of such shares would interfere with the successful marketing of the shares of Issuer Common Stock for the account of Issuer, or (ii) in the case of a registration solely to implement a dividend reinvestment or similar plan, an employee benefit plan or a registration filed on Form S-4 or any successor form, or a registration filed on a form which does not permit registrations of resales; provided, further, that such election pursuant to clause (i) may only be made once. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this subparagraph (b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Selling Holders and any other person (other than Issuer or any person exercising demand registration rights in connection with such registration) who or which is permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each Selling Holder bears to the total number of shares requested to be registered by all persons then desiring to have Issuer Common Stock registered for sale (other than Issuer or any person exercising demand registration rights in connection with such registration).

                  (c) Issuer shall use all reasonable efforts to cause the registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, that Issuer may delay any registration of Option Shares required pursuant to subparagraph (a) above for a period not exceeding 90 days, provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer. Notwithstanding anything to the contrary contained herein, Issuer shall not be required to register Option Shares under the Securities Laws pursuant to subparagraph (a) above:

                           (i) prior to the occurrence of a Purchase Event and following the termination of the Option;

                           (ii)  more than twice;

                           (iii) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the Selling Holders concerned were afforded the opportunity to register such shares under the Securities Laws and such shares were registered as requested; and

                           (iv) unless a request therefor is made to Issuer by Selling Holders holding at least 15% or more of the aggregate number of Option Shares then outstanding or the right to acquire at least 15% of the Option Shares.

                  In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of 120 days from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                  (d) Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of Issuer's counsel), accounting expenses, printing expenses, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by Selling Holders) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above. Underwriting discounts and commissions relating to Option Shares and any other expenses incurred by such Selling Holders in connection with any such registration (including expenses of Selling Holders' counsel) shall be borne by such Selling Holders.

                  (e) In connection with any registration under subparagraph (a) or (b) above Issuer hereby agrees to indemnify the Selling Holders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or prospectus (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not



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



misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement or any omission or alleged omission made in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement or omission made in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

                  Promptly upon receipt by a party indemnified under this subparagraph (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e), except to the extent such failure to notify materially prejudices the indemnifying party. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless
(i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party falls to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel; provided, however, that the indemnifying party shall not be liable for the expenses of more than one firm of counsel for all indemnified parties in any jurisdiction. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                  If the indemnification provided for in this subparagraph (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, all Selling Holders and the underwriters from the offering of the securities and also the relative fault of Issuer, all Selling Holders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, that in no case shall any Selling Holder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option

Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

                  In connection with any registration pursuant to subparagraph
(a) or (b) above, Issuer and each Selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

                  (f) Issuer shall use its best efforts to comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by Holder in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rules 144 and 144A.

                  (g) Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

         10. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on any securities exchange or any automated quotations system maintained by a self-regulatory organization, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the securities exchange or any automated quotations system maintained by a self-regulatory organization and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

         11. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12. MISCELLANEOUS.

                  (a) EXPENSES. Except as otherwise provided in Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (c) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARY; SEVERABILITY. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h) and other than as provided in the Merger Agreement) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state governmental or regulatory agency or authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

                  (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Tennessee without regard to any applicable conflicts of law rules.

                  (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Merger Agreement(or at such other address for a party as shall be specified by like notice).

                  (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

                  (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned Subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  (i) FURTHER ASSURANCES. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                  (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

                  (k) CONFIDENTIALITY AGREEMENTS. The parties hereto agree that this Agreement supersedes any provision of the Confidentiality Agreements that could be interpreted to preclude the exercise of any rights or the fulfillment of any obligations under this Agreement, and that none of the provisions included in the Confidentiality Agreements will act to preclude Holder from exercising the Option or exercising any other rights under this Agreement or act to preclude Issuer from fulfilling any of its obligations under this Agreement.


                  IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

ATTEST:                                AMBANC CORP.



By:    /s/ Troy D. Stoll               By:     /s/ Robert G. Watson
   -------------------------------        -----------------------------------
   Troy D. Stoll, Secretary               Robert G. Watson
                                          Chairman, President, and
                                                Chief Executive Officer

[CORPORATE SEAL]


ATTEST:                                UNION PLANTERS CORPORATION



By:      /s/ E. James House, Jr.       By:     /s/ Benjamin W. Rawlins, Jr.
   -------------------------------        -----------------------------------
   E. James, House, Jr.                    Benjamin W. Rawlins, Jr.
   Secretary                               Chairman and Chief Executive
                                                Officer

[CORPORATE SEAL]

                                    Exhibit 2

                                 PLAN OF MERGER

                                       OF

                                  AMBANC CORP.

                                  INTO AND WITH

                       UNION PLANTERS HOLDING CORPORATION


                  Pursuant to this Plan of Merger ("Plan of Merger"), AMBANC CORP., ("Ambanc"), a corporation organized and existing under the Laws of the State of Indiana, shall be merged into and with UNION PLANTERS HOLDING CORPORATION ("UPHC"), a corporation organized and existing under the laws of the State of Tennessee and a wholly-owned subsidiary of UNION PLANTERS CORPORATION, a corporation organized and existing under the laws of the State of Tennessee ("UPC").


                                   ARTICLE 1.

                                   DEFINITIONS

                  Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  (a) "AMBANC COMMON STOCK" shall mean the $10.00 par value common stock of Ambanc.

                  (b) "AMBANC COMPANIES" shall mean, collectively, Ambanc and all Ambanc Subsidiaries.

                  (c) "AMBANC STOCK PLANS" shall have the meaning set forth in the Merger Agreement.

                  (d) "AMBANC SUBSIDIARIES" shall have the meaning set forth in the Merger Agreement.

                  (e) "ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by UPHC and filed with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Indiana relating to the Merger as contemplated by Section 2.1 of this Plan of Merger.

                  (f) "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  (g) "EFFECTIVE TIME" shall mean the date and time on which the Merger becomes effective as defined in Section 2.2 of this Plan of Merger.

                  (h) "EXCHANGE AGENT" shall mean the exchange agent selected by UPC.

                  (i) "IBCL" shall mean the Indiana Business Corporation Law.

                  (j) "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  (k) "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a person or its assets, liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

                  (l) "MERGER" shall mean the merger of Ambanc into and with UPHC as provided in Section 2.1 of this Plan of Merger.

                  (m) "MERGER AGREEMENT" shall mean the Agreement and Plan of Reorganization, dated as of March 31, 1998, by and between UPC and Ambanc.

                  (n) "NYSE" shall mean the New York Stock Exchange, Inc.

                  (o) "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, the NYSE, and the SEC.

                  (p) "SEC" shall mean the United States Securities and Exchange Commission.


                  (q) "STOCKHOLDERS' MEETING" shall mean the meeting of the stockholders of Ambanc to be held pursuant to Section 8.1 of the Merger Agreement, including any adjournment or adjournments thereof.

                  (r) "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                  (s) "SURVIVING CORPORATION" shall refer to UPHC as the surviving corporation resulting from the Merger.

                  (t) "TBCA" shall mean the Tennessee Business Corporation Act, as in effect at the Effective Time.

                  (u) "UPC CAPITAL STOCK" shall mean, collectively, the UPC Common Stock, the UPC Preferred Stock, and any other class or series of capital stock of UPC.

                  (v) "UPC COMMON STOCK" shall mean the $5.00 par value common stock of UPC.

                  (w) "UPC COMPANIES" shall mean, collectively, UPC and all UPC Subsidiaries.

                  (x) "UPC PREFERRED STOCK" shall mean the no par value preferred stock of UPC and shall include the (i) Series A Preferred Stock and
(ii) Series E, 8% Cumulative, Convertible Preferred Stock, of UPC.

                  (y) "UPC RIGHTS" shall mean the preferred stock purchase nights issued pursuant to the UPC Rights Agreement.

                  (z) "UPC RIGHTS AGREEMENT" shall mean that certain Rights Agreement, dated January 19, 1989, between UPC and Union Planters Bank, National Association, as Rights Agent.

                  (aa) "UPHC COMMON STOCK" shall mean the $1.00 par value common stock of UPHC.

                  (ab) The terms set forth below shall have the meanings ascribed to them in Section 3.6:

         Average Closing Price                       Determination Date
         Index Group                                 Index Price
         Index Ratio                                 Starting Date
         Starting Price                              UPC Ratio

                  Any capitalized term not defined herein shall have the meaning ascribed to it in the Merger Agreement.


                                   ARTICLE 2.

                        TRANSACTIONS AND TERMS OF MERGER

                  (a) MERGER. Subject to the terms and conditions of this Plan of Merger, at the Effective Time, Ambanc shall be merged with and into UPHC in accordance with the provisions of IC 23-1-40-7 of the IBCL and with the effect provided in IC 23-1-40-6 of the IBCL and in accordance with the provisions of
Section 48-21-109 of the TBCA and with the effect provided in Section 48-21-108 of the TBCA (the "Merger"). UPHC shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Tennessee.

                  (b) EFFECTIVE TIME. The Merger and the other transactions contemplated by this Plan of Merger shall become effective on the date and at the time the Articles of Merger shall become effective with the Secretary of State of the State of Indiana and the Secretary of State of the State of Tennessee (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the 15th business day (as designated by UPC) following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of Ambanc approve the matters relating to this Plan of Merger required to be approved by such stockholders by applicable Law.

                  (c) CHARTER. The Charter of UPHC in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

                  (d) BYLAWS. The Bylaws of UPHC in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

                  (e) DIRECTORS AND OFFICERS. The directors of UPHC in office immediately prior to the Effective Time, together with such additional individuals thereafter elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of UPHC in office immediately prior to the Effective Time, together with such additional individuals thereafter elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                   ARTICLE 3.

                           MANNER OF CONVERTING SHARES

                  (a) CONVERSION OF SHARES. Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of UPC or Ambanc, or the stockholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

                           (i) Each share of UPC Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                           (ii) Each share of UPHC Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                           (iii) Each share of Ambanc Common Stock, but excluding shares held by any Ambanc Company or any UPC Company (in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall be converted into 0.4841 of a share of UPC Common Stock (subject to possible adjustment as set forth in Section 3.6 of this Plan of Merger, the "Exchange

         Ratio"). Pursuant to the UPC Rights Agreement, each share of UPC Common Stock issued in connection with the Merger upon conversion of Ambanc Common Stock shall be accompanied by a UPC Right.

                  (b) ANTI-DILUTION PROVISIONS. In the event Ambanc changes the number of shares of Ambanc Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization. or similar transaction with respect to such stock, the Exchange Ratio, as the case may be, shall be proportionately adjusted. In the event UPC changes the number of shares of UPC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                  (c) SHARES HELD BY AMBANC OR UPC. Each of the shares of Ambanc Common Stock issued but not outstanding or held by any Ambanc Company or by any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  (d) FRACTIONAL SHARES. Notwithstanding any other provision of this Plan of Merger, each holder of shares of Ambanc Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of UPC Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the market value of one share of UPC Common Stock at the Effective Time. The market value of one share of UPC Common Stock at the Effective Time shall be the last sale price of UPC Common Stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by UPC) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

                  (e) CONVERSION OF STOCK RIGHTS.

                           (i) At the Effective Time, each award, option, or
other right to purchase or acquire shares of Ambanc Common Stock pursuant to stock options, stock appreciation rights, or stock awards ("Ambanc Rights") granted by Ambanc under the Ambanc Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to UPC Common Stock, and UPC shall assume each Ambanc Right, in accordance with the terms of the Ambanc Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) UPC and its Salary and Benefits Committee shall be substituted for Ambanc and the Committee of Ambanc's Board of Directors (including, if applicable, the entire Board of Directors of Ambanc) administering such Ambanc Stock Plan, (ii) each Ambanc Right assumed by UPC may be exercised solely for shares of UPC Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of UPC Common Stock subject to such Ambanc Right shall be equal to the number of shares of Ambanc Common Stock subject to such Ambanc Right immediately prior to the

Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole share, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Ambanc Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Ambanc Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5, each Ambanc Right which is an "incentive stock option" stall be adjusted as required by Section 424 of the Internal Revenue Code, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. UPC agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

                           (ii) As soon as reasonably practicable after the
Effective Time, UPC shall deliver to the participants in each Ambanc Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Ambanc Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and UPC shall comply with the terms of each Ambanc Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Ambanc Stock Plan, that Ambanc Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, UPC shall take all corporate action necessary to reserve for issuance sufficient shares of UPC Common Stock for delivery upon exercise of Ambanc Rights assumed by it in accordance with this Section 3.5. As soon as reasonably practicable after the Effective Time, UPC shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of UPC Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger shall be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, UPC shall administer the Ambanc Stock Plan assumed pursuant to this
Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act.

                           (iii) All restrictions or limitations on transfer
with respect to Ambanc Common Stock awarded under the Ambanc Stock Plans or any other plan, program, or arrangement of any Ambanc Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of UPC Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Plan of Merger.

                  (f) ADJUSTMENT OF EXCHANGE RATIO. If the Board of Directors of Ambanc provides written notice to UPC in accordance with the Merger Agreement that Ambanc refuses to consummate the Merger because, at any time during the ten-day period commencing two days after the Determination Date, both:

                           (i) the Average Closing Price shall be less than the product of (i) 0.80 and (ii) the Starting Price; and

                           (ii) (i) the quotient obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "UPC

                           Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause
                           (b)(ii) (such number being referred to herein as the "Index Ratio");

then, during the five-day period commencing with its receipt of such notice, UPC shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.80, the Starting Price, and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the UPC Ratio. If UPC makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Ambanc of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to the Merger Agreement and this Plan of Merger shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Plan of Merger to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this
Section 3.6.

                  For purposes of this Section 3.6, the following terms shall have the meanings indicated:

                  "Average Closing Price" shall mean the average of the daily last sales prices of UPC Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by UPC) for the 20 consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

                  "Determination Date" shall mean the later of the date (i) of the Stockholders' Meeting and (ii) on which the Consent of the Board of Governors of the Federal Reserve System shall be received (without regard to any requisite waiting period thereof).

                  "Index Group" shall mean the 14 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that any such company or companies are removed from the Index Group as a result of any of the events described in the preceding sentence, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 14 bank holding companies and the weights attributed to them are as follows:

                         Bank Holding Companies                                                  Weighting
--------------------------------------------------------------------------                       ---------
 AmSouth Bancorporation                                                                               5.50%
 BB&T Corporation                                                                                     9.15
 Crestar Financial Corporation                                                                        7.54
 First American Corporation                                                                           3.99
 First Security Corporation                                                                           7.92
 First Tennessee National Corporation                                                                 4.38
 Firstar Corporation                                                                                  9.90
 Huntington Bancshares, Inc.                                                                         13.08
 Marshall & Ilsley Corporation                                                                        6.93
 Mercantile Bancorporation, Inc.                                                                      8.91
 National Commerce Bancorp                                                                            3.34
 Old Kent Financial Corporation                                                                       3.22
 Regions Financial Corporation                                                                        9.31
 SouthTrust Corporation                                                                               6.82
                                                                                                    ------

         Total                                                                                      100.00%
                                                                                                    ======


                  "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

                  "Starting Date" shall mean the fourth full trading day after the announcement by press release of the Merger.

                  "Starting Price" shall mean the closing price per share of UPC Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by UPC) on the Starting Date.

                  If UPC or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company or UPC shall be appropriately adjusted for the purposes of applying this
Section 3.6.


                                   ARTICLE 4.

                               EXCHANGE OF SHARES

                  (a) EXCHANGE PROCEDURES. Promptly after the Effective Time, UPC and Ambanc shall cause the exchange agent selected by UPC (the "Exchange Agent") to mail to the former stockholders of Ambanc appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Ambanc Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Ambanc Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Plan of Merger) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the

Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Plan of Merger, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Plan of Merger. To the extent required by Section 3.4 of this Plan of Merger, each holder of shares of Ambanc Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of UPC Common Stock to which such holder may be otherwise entitled (without interest). UPC shall not be obligated to deliver the consideration to which any former holder of Ambanc Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Ambanc Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Ambanc Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Plan of Merger notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Ambanc Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

                  (b) RIGHTS OF FORMER AMBANC STOCKHOLDERS. At the Effective Time, the stock transfer books of Ambanc shall be closed as to holders of Ambanc Common Stock immediately prior to the Effective Time and no transfer of Ambanc Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Plan of Merger, each certificate theretofore representing shares of Ambanc Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Plan of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Plan of Merger in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Ambanc in respect of such shares of Ambanc Common Stock in accordance with the terms of this Plan of Merger and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of Ambanc shall be entitled to vote after the Effective Time at any meeting of UPC stockholders the number of whole shares of UPC Common Stock into which their respective shares of Ambanc Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Ambanc Common Stock for certificates representing UPC Common Stock in accordance with the provisions of this Plan of Merger. Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on ali shares issuable pursuant to this Plan of Merger, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of UPC Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Ambanc Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Plan of Merger. However, upon surrender of such Ambanc Common Stock certificate, both the UPC Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 5.

                                  MISCELLANEOUS

                  (a) CONDITIONS PRECEDENT. Consummation of the Merger by UPHC shall be conditioned on the satisfaction of, or waiver by UPC of, the conditions precedent to the Merger set forth in Sections 9.1 and 9.2 of the Merger Agreement. Consummation of the Merger by Ambanc shall be conditioned on the satisfaction of, or waiver by Ambanc of, of the conditions precedent to the Merger set forth in Sections 9.1 and 9.3 of the Merger Agreement.

                  (b) TERMINATION. This Plan of Merger may be terminated at any time prior to the Effective Time by the parties hereto as provided in Article 10 of the Merger Agreement.

                  (c) COUNTERPARTS. This Plan of Merger may be executed in counterparts, each of which shall be an original; but all of such counterparts together shall constitute one and the same instrument

                  IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Plan of Merger as of the date first above written.

                                       AMBANC CORP.



ATTEST: /s/ Troy D. Stoll              By:      /s/ Robert G. Watson
       ---------------------------        ----------------------------------
       Troy D. Stoll, Secretary            Robert G. Watson,
                                           Chairman, President, and
                                            Chief Executive Officer



                                       UNION PLANTERS HOLDING
                                       CORPORATION



ATTEST:/s/ E. James House, Jr.         By:      /s/ Jackson W. Moore
       ---------------------------        ----------------------------------
       E. James House, Jr.                Jackson W. Moore
       Secretary                          President

                                    EXHIBIT 3

                               AFFILIATE AGREEMENT


Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee  38108
Attention:  Jackson W. Moore, President
and Chief Operating Officer

Gentlemen:

         The undersigned is a shareholder of Ambanc Corp., a corporation organized and existing under the laws of the State of Indiana, and will become a shareholder of Union Planters Corporation ("UPC") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of ________________, 1998 (the "Agreement"), by and between UPC, Union Planters Holding Corporation ("Merger Subsidiary"), and Ambanc Corp. ("Ambanc"). Under the terms of the Agreement, Ambanc will be merged with and into Merger Subsidiary (the "Merger"), and shares of the $_____ par value common stock of Ambanc ("Ambanc Common Stock") will be converted into and exchanged for shares of the $5.00 par value common stock of UPC ("UPC Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and UPC regarding rights and obligations of the undersigned in connection with the shares of UPC to be received by the undersigned as a result of the Merger.

         In consideration of the Merger and the mutual covenants contained herein, the undersigned and UPC hereby agree as follows:

         1. Affiliate Status. The undersigned understands and agrees that as to Ambanc the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

         2. Initial Restriction on Disposition. The undersigned agrees that the undersigned will not sell, transfer, or otherwise dispose of the undersigned's interest in, or reduce the under-signed's risk relative to, any of the shares of UPC Common Stock into which the undersigned's shares of Ambanc Common Stock are converted upon consummation of the Merger until such time as the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of UPC and Ambanc. UPC agrees that it will publish such results within 45 days after the end of the first fiscal quarter of UPC containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

         3. Covenants and Warranties of Undersigned. The undersigned represents, warrants, and agrees that:

         (a) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned will not sell, transfer or otherwise dispose of the undersigned's interest in, or reduce the undersigned's risk relative to, any of the shares of Ambanc Common Stock beneficially owned by the undersigned as of the date of the Shareholders' Meeting of Ambanc held to approve the Merger.

         (b) The UPC Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

         (c) UPC has informed the undersigned that any distribution by the undersigned of UPC Common Stock has not been registered under the 1933 Act and that shares of UPC Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exists or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that UPC is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of UPC Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

         (d) The undersigned will register, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 8 hereof to have all shares of Ambanc Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the Effective Date of the Merger and not in the name of any bank, broker-dealer, nominee, or clearinghouse.

         (e) The undersigned is aware that UPC intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as UPC for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under
Section 368 of the Code. This requirement is satisfied if, taking into account those Ambanc shareholders who receive cash in exchange for their stock, who receive cash in lieu of fractional shares, or who dissent from the Merger, there is no plan, or intention on the part of the Ambanc shareholders to sell or otherwise dispose of the UPC Common Stock to be received in the Merger. The undersigned has no prearrangement, plan, or intention to sell or otherwise dispose of an amount of his UPC Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.


         4. Restrictions on Transfer. The undersigned understands and agrees that stop order instructions with respect to the shares of UPC Common Stock received by the undersigned pursuant to the Merger will be given to UPC's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

         "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Union Planters Corporation ("UPC") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred, or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with
         (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of UPC) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of UPC) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for UPC that such sale or offer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing UPC securities issued subsequent to the original issuance of the UPC Common Stock pursuant to the Merger as a result of any offer of such shares or any stock dividend, stock split, or other recapitalization as long as the UPC Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, UPC shall cause the certificates representing the shares of UPC Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to delete restrictions applicable to the UPC Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), UPC, upon the request of the undersigned, will cause the certificates representing the shares of UPC Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by UPC of an opinion of its counsel to the effect that such legend may be removed.

         5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of UPC Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for Ambanc.

         6. Filing of Reports by UPC. UPC agrees, for a period of three years after the Effective Time of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of UPC Common Stock issued to the undersigned pursuant to the Merger.

         7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of UPC Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for UPC Common Stock together with such additional information as the transfer agent for UPC Common Stock may reasonably request. If UPC's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), UPC shall cause such counsel to provide such opinions as may be necessary to UPC's transfer agent so that the undersigned may complete the proposed sale or transfer.

         8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of Ambanc and UPC that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of UPC or becomes a director or officer of UPC upon consummation of the Merger, among other things, any sale of UPC Common Stock by the undersigned within a period of less than six months following the Effective Time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         9. Miscellaneous. This Affiliate Agreement is the complete agreement between UPC and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Tennessee.

            This Affiliate Agreement is executed as of the __ day of _____________, 199_.

                                       Very truly yours,


                                       -----------------------------------
                                       Affiliate Signature


                                       -----------------------------------
                                       Printed Name

                                       -----------------------------------

                                       -----------------------------------

                                       -----------------------------------
                                       Address

                  Add below the signatures of all registered owners of shares deemed to be beneficially owned by the Affiliate.


                                       -----------------------------------
                                       Name:
                                            ------------------------------




                                       -----------------------------------
                                       Name:
                                            ------------------------------

         AGREED TO AND ACCEPTED as of ______________________, 1998.

                                      UNION PLANTERS CORPORATION



                                      By:
                                          -----------------------------------
                                          Jackson W. Moore
                                          President




























































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